                                                                   EXHIBIT 4.5




                             THE WESTERN COMPANY

                           RETIREMENT SAVINGS PLAN

                          (RESTATED JANUARY 1, 1994)

                              THE WESTERN COMPANY
                            RETIREMENT SAVINGS PLAN
                           (Restated January 1, 1994)

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I.         DEFINITIONS AND CONSTRUCTION   . . . . . . . . . . . . . . . . . . . . . . . . .                2

                   Section 1.1      Definitions   . . . . . . . . . . . . . . . . . . . . . . . . .                2
                   Section 1.2      Construction  . . . . . . . . . . . . . . . . . . . . . . . . .               12

ARTICLE II.        ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . .               12

                   Section 2.1      Eligibility   . . . . . . . . . . . . . . . . . . . . . . . . .               12
                   Section 2.2      Participation   . . . . . . . . . . . . . . . . . . . . . . . .               12

ARTICLE III.       CONTRIBUTIONS AND ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . .               13

                   Section 3.1      Tax-Deferred Contributions  . . . . . . . . . . . . . . . . . .               13
                   Section 3.2      Employer Basic Matching Contributions   . . . . . . . . . . . .               14
                   Section 3.3      Employer Supplemental Matching Contributions  . . . . . . . . .               14
                   Section 3.4      Employer Discretionary Contributions  . . . . . . . . . . . . .               15
                   Section 3.5      Payment to Trustee  . . . . . . . . . . . . . . . . . . . . . .               15
                   Section 3.6      Return of Employer Contributions  . . . . . . . . . . . . . . .               16
                   Section 3.7      Allocation of Contributions   . . . . . . . . . . . . . . . . .               16
                   Section 3.8      Application and Allocation of Forfeitures   . . . . . . . . . .               23
                   Section 3.9      Rollover Contributions  . . . . . . . . . . . . . . . . . . . .               24

ARTICLE IV.        VESTING            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               24

                   Section 4.1      Fully Vested Accounts   . . . . . . . . . . . . . . . . . . . .               24
                   Section 4.2      Disability or Death Vesting   . . . . . . . . . . . . . . . . .               24
                   Section 4.3      Period of Service or Age Vesting  . . . . . . . . . . . . . . .               24

ARTICLE V.         TRUST FUND                                                                                     25

                   Section 5.1      Trust and Trustee   . . . . . . . . . . . . . . . . . . . . . .               25
                   Section 5.2      Trust Fund Investment Options   . . . . . . . . . . . . . . . .               26
                   Section 5.3      Voting of Company Stock   . . . . . . . . . . . . . . . . . . .               26

ARTICLE VI.        VALUATIONS, DISTRIBUTIONS, WITHDRAWALS AND LOANS   . . . . . . . . . . . . . . .         27

                   Section 6.1      Valuation and Adjustment of Accounts  . . . . . . . . . . . . .         27
                   Section 6.2      Time and Form of Distribution   . . . . . . . . . . . . . . . .         28
                   Section 6.3      Distribution of Retirement and Disability Benefits  . . . . . .         28
                   Section 6.4      Distribution of Death Benefits  . . . . . . . . . . . . . . . .         29
                   Section 6.5      Distribution of Separation from Employment Benefit  . . . . . .         30
                   Section 6.6      Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . . .         32
                   Section 6.7      Benefits Payable to Minors and Incompetents   . . . . . . . . .         34
                   Section 6.8      Transfer of Eligible Rollover Distribution  . . . . . . . . . .         34
                   Section 6.9      Plan Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .         35

ARTICLE VII.       PLAN ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         36

                   Section 7.1      Committee   . . . . . . . . . . . . . . . . . . . . . . . . . .         36
                   Section 7.2      Powers, Duties and Liabilities of the Committee   . . . . . . .         37
                   Section 7.3      Rules, Record and Reports   . . . . . . . . . . . . . . . . . .         37
                   Section 7.4      Administrative Expenses and Taxes   . . . . . . . . . . . . . .         38
                   Section 7.5      Unclaimed Accounts  . . . . . . . . . . . . . . . . . . . . . .         38

ARTICLE VIII.      AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . .         39

                   Section 8.1      Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . .         39
                   Section 8.2      Termination   . . . . . . . . . . . . . . . . . . . . . . . . .         39

ARTICLE IX.        MISCELLANEOUS GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . .         40

                   Section 9.1      Spendthrift Provision   . . . . . . . . . . . . . . . . . . . .         40
                   Section 9.2      Claims Procedure  . . . . . . . . . . . . . . . . . . . . . . .         40
                   Section 9.3      Maximum Contribution Limitation   . . . . . . . . . . . . . . .         41
                   Section 9.4      Employment Noncontractual   . . . . . . . . . . . . . . . . . .         42
                   Section 9.5      Limitations on Responsibility   . . . . . . . . . . . . . . . .         42
                   Section 9.6      Merger or Consolidation   . . . . . . . . . . . . . . . . . . .         43

ARTICLE X.         TOP-HEAVY PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         43

                   Section 10.1     Top-Heavy Definitions   . . . . . . . . . . . . . . . . . . . .         43
                   Section 10.2     Minimum Contribution Requirement  . . . . . . . . . . . . . . .         45

                              THE WESTERN COMPANY
                            RETIREMENT SAVINGS PLAN
                           (Restated January 1, 1994)

         This RETIREMENT SAVINGS PLAN, a profit sharing plan made and executed in Houston, Texas, by The Western Company of North America, a Delaware corporation (the "Company"),

                                WITNESSETH THAT:

         WHEREAS, effective as of January 1, 1977, the Employers established The Western Company of North America Employee Stock Ownership Plan to provide a means by which the employees of the participating employers could accumulate savings and share in the earnings and growth of the employers through ownership of The Western Company of North America common stock; and

         WHEREAS, effective as of January 1, 1985, said employee stock ownership plan was amended, renamed and restated as The Western Company Employee Savings Plan to improve benefits and further encourage employee savings; and

         WHEREAS, effective as of July 1, 1992, The Western Company Employee Savings Plan was renamed as The Western Company Retirement Savings Plan (the "Plan"); and

         WHEREAS, the Company now desires to continue the Plan without interruption by amending and restating its plan document in its entirety to update its language, make certain changes and incorporate prior amendments;

         NOW, THEREFORE, in consideration of the premises and pursuant to
Section 9.1 thereof, the Plan is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I.

                          DEFINITIONS AND CONSTRUCTION

         Section 1.1 Definitions. Unless the context clearly indicates otherwise, when used in this Plan:

         (a) "Affiliated Company" means any corporation or organization, other than an Employer, which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) or an affiliated service group (within the meaning of Section 414(m) of the Code), with respect to which an Employer is also a member, and any other incorporated or unincorporated trade or business which along with an Employer is under common control (within the meaning of the regulations from time to time promulgated by the Secretary of the Treasury pursuant to Section 414(c) of the Code); provided, however, that for the purposes of Section 9.3 of the Plan, Section 414(b) and (c) of the Code shall be applied as modified by Section 415(h) of the Code.

         (b) "Basic Compensation" means the cash remuneration payable by an Employer to an Employee prior to reduction for (i) any contributions made by an Employer on behalf of such Employee pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) maintained by such Employer, including any Tax-Deferred Contributions made to this Plan, and
(ii) any salary reduction amounts elected by such Employee for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Section 125(d) of the Code) maintained by an Employer, but excluding shift differentials, bonuses, overtime pay (other than pay for guaranteed hours under a Belo pay plan or for regularly scheduled hours for extended workweek and hourly offshore rig Employees), commissions, awards, military leave pay, living or other allowances, deferred compensation payments and any other extraordinary remuneration; provided, however, that the Basic Compensation of an Employee taken into account under the Plan for any Plan Year commencing after December 31, 1993, shall not exceed $150,000 (adjusted pursuant to Section 401(a) (17) (B) of the Code to take into account any cost-of-living increase). In determining the Basic Compensation of an Employee, the rules of Section 414(q) (6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 prior to the end of the Plan Year.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor revenue code which may hereafter be adopted in lieu thereof, and references herein to any specific provision of the Code shall be deemed also to refer to the corresponding provision of the Code as it may hereafter be so amended or replaced.

         (d) "Committee" means the committee appointed by the Board of Directors of the Company to administer the Plan on behalf of the Employers.

         (e)     "Company" means The Western Company of North America.

         (f) "Company Stock" means the common stock of The Western Company of North America.

         (g) "Covered Employee" means any Employee who is covered by (voluntarily or by law) and making contributions to the United States Social Security System, other than an Employee who is a member of a collective bargaining unit with which an Employer negotiates and with respect to whom no coverage under this Plan has been provided by collective bargaining agreement.

         (h) "Disability" means an incapacity for which disability benefits are being paid under the Social Security Act as from time to time in effect.

         (i) "Employee" means any individual employed by an Employer, excluding any leased employee within the meaning of Section 414(n) of the Code. In addition, for the purposes of this Plan an individual not actually employed by an Employer shall be deemed to be an Employee if such individual is a citizen of the United States employed by a Special Subsidiary of such Employer and no contributions under a funded plan of deferred compensation are provided by any person or entity with respect to the remuneration paid to that individual by such Special Subsidiary.

         (j) "Employer" shall include the Company, Western Oceanic, Inc., Western Oceanic Services, Inc., Western Oceanic International, Inc., Western Services International, Inc., Western Petroleum Services International Company and any other corporation or partnership which adopts this Plan with the consent of the Board of Directors of the Company.

         (k) "Employer Basic Matching Contribution" means a contribution made by an Employer to this Plan pursuant to Section 3.2.

         (l) "Employer Basic Matching Contribution Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to Employer Basic Matching Contributions made for such Participant and any forfeitures applied pursuant to
Section 3.8 to reduce Employer Basic Matching Contributions made for such Participant.

         (m) "Employer Discretionary Contribution" means a contribution made by an Employer to this Plan pursuant to Section 3.4.

         (n) "Employer Discretionary Contribution Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to any portion of an Employer Discretionary Contribution allocated to such Participant pursuant to Section 3.4.

         (o) "Employer Supplemental Matching Contribution" means a contribution made by an Employer to this Plan pursuant to Section 3.3.

         (p) "Employer Supplemental Matching Contribution Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to any portion of an Employer Supplemental Matching Contribution allocated to such Participant and any forfeitures applied pursuant to Section 3.8 to reduce any portion of an Employer Supplemental Matching Contribution allocated to such Participant.

         (q) "Employment Commencement Date" means the date an Employee first performs an Hour of Service; provided, however, that the Employment Commencement Date for an Employee who incurs a 1-Year Period of Severance prior to completing one year of Service shall be the date he or she first performs an Hour of Service following such 1-Year Period of Severance.

         (r)     "Highly Compensated Employee" means for a Plan Year any
Employee who:

                 (1) during such Plan Year or the preceding Plan Year was at any time a 5-percent owner (within the meaning of Section 416(i)
         (1) of the Code) of an Employer or Affiliated Company;

                 (2) during the preceding Plan Year received Testing Compensation greater than $75,000 (adjusted pursuant to Section 414(q)
         (1) of the Code to take into account any cost-of-living increase);

                 (3) during the preceding Plan Year received Testing Compensation greater than $50,000 (adjusted pursuant to Section 414(q)(1) of the Code to take into account any cost-of-living increase) and is in the group consisting of the top 20% (when ranked on the basis of Testing Compensation received during the preceding Plan Year) of all Employees, except those excluded pursuant to Section 414(q) (8) of the Code;

                 (4) during the preceding Plan Year, subject to the requirements of Section 414 (q) (5) of the Code, was at any time an officer of an Employer or Affiliated Company and received Testing Compensation greater than 50% of the amount in effect under Section 415(b) (1) (A) of the Code for the preceding Plan Year; or

                 (5) is one of the 100 Employees who received the greatest Testing Compensation during such Plan Year and is described in paragraph (2), (3) or (4) above if such paragraph is applied by substituting such Plan Year for the preceding Plan Year.

Solely for purposes of this definition, (i) an employee of an Affiliated Company shall be deemed to be an Employee, (ii) compensation received from an Affiliated Company shall be deemed to be Testing Compensation, and (iii) if for a Plan Year any Employee is a member of the family (meaning the spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants) of a Highly Compensated Employee who is either a 5-percent owner (as described in paragraph (1) above) or in the group consisting of the 10 Highly Compensated Employees who received the greatest Testing Compensation during such Plan Year, then for such Plan Year such Employee shall not be considered a separate Employee and the Testing Compensation received by such Employee shall be treated as if it were received by such Highly Compensated Employee.

         (s) "Hour of Service" means an hour for which an Employee is directly or indirectly compensated or entitled to compensation (including back pay, regardless of mitigation of damages) by an Employer for the performance of duties for an Employer or for reasons (such as vacation, sickness or disability) other than the performance of duties for an Employer. In addition, an Employee will be credited with eight Hours of Service per normal work day for any customary work period during which such Employee is on leave of absence authorized by his Employer. Leaves of absence shall be granted by an Employer to its Employees on a uniform, nondiscriminatory basis. An Employee's Hours of Service shall be credited to the appropriate period determined in accordance with Section 2530.200b-2(b) and (c) of the Department of Labor regulations, which are incorporated herein by this reference. In determining Hours of Service for the purposes of this Plan, periods of employment by an Employer shall be deemed to include the following: (i) periods of employment by an Affiliated Company, (ii) periods of employment as a leased employee (within the meaning of Section 414(n) of the Code) of an Employer or Affiliated Company, and (iii) for an Employee transferred from employment with Coiltech, Inc., Unichem International, Inc. or the Enchem Division of Betz Energy Chemicals, Inc. to employment with the Company in connection with the acquisition by the Company of the assets or stock of such prior employer, periods of employment by such prior employer.

         (t) "Investment Fund" means any fund authorized by the Committee for the investment of Trust assets pursuant to Section 5.2.

         (u)     "Limitation Compensation" means wages within the meaning of
Section 3401(a) of the Code and all other payments of remuneration to an Employee by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a) (3) and 6052 of the Code, but determined without regard to any limits on the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in

Section 3401(a)(2) of the Code); provided, however, that for purposes of
Section 10.2, the Limitation Compensation of an Employee taken into account under the Plan for any Plan Year commencing after December 31, 1993, shall not exceed $150,000 (adjusted pursuant to Section 401(a)(17)(B) of the Code to take into account any cost-of-living increase).

         (v) "1-Year Period of Severance" means a 12 consecutive month Period of Severance.

         (w) "Original Employer Match Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to contributions made by the Employers for such Participant under the Superseded Plan and any forfeitures allocated to such Participant under the Superseded Plan.

         (x) "Participant" means any Employee who has become a Participant in this Plan in accordance with Section 2.2 (or for purposes of Section 3.4, any Employee who has satisfied the eligibility requirements of Section 2.1) and whose Vested Interest has not been fully distributed.

         (y) "Participant After-Tax Contribution Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to amounts credited to his or her Participant After-Tax Contribution Account under the Superseded Plan as in effect on December 31, 1993.

         (z) "Participant Rollover Contribution Account" means the account established and maintained under this Plan by the Committee to record a Covered Employee's interest under this Plan attributable to Rollover Contributions made by such Covered Employee to this Plan and amounts credited to his or her Participant Rollover Contribution Account under the Superseded Plan as in effect on December 31, 1993.

         (aa) "Participant Tax-Deferred Contribution Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to Tax-Deferred Contributions made on behalf of such Participant and amounts credited to his or her Participant Tax-Deferred Contribution Account under the Superseded Plan as in effect on December 31, 1993.

         (bb) "Period of Severance" means a period of time commencing on an Employee's Severance from Service Date and ending on the date the Employee again performs an Hour of Service.

         (cc) "Plan" means this The Western Company Retirement Savings Plan, as amended and restated effective as of January 1, 1994, and as from time to time in effect thereafter.

         (dd)    "Plan Year" means the calendar year.

         (ee) "Retirement" means the actual retirement of a Participant on or after his or her Retirement Date.

         (ff) "Retirement Date" means the earlier of the day a Participant attains the age of 65 years or the day as of which he or she has both attained the age of 55 years and completed 10 years of Service.

         (gg) "Rollover Property" means property the value of which would be excluded from the gross income of the transferor under Section 402(c), 403(a)(4) or 408(d)(3) of the Code if transferred to the Plan.

         (hh) "Service" means the time period commencing with an Employee's Employment Commencement Date and ending on his or her most recent Severance from Service Date which begins a Period of Severance resulting in a 1-Year Period of Severance. An Employee who incurs a Severance from Service Date will not lose credit for Service prior to such Date unless the number of his or her consecutive 1-Year Periods of Severance equals or exceeds the greater of five and the number of his or her years of Service prior to such Severance from Service Date.

         (ii) "Severance from Service Date" means the earlier of (1) the date an Employee quits, retires, dies or is discharged, or (2) the first anniversary of the date on which an Employee became absent from Service with an Employer for any reason other than quit, retirement, death or discharge. In Plan Years commencing after December 31, 1984, for purposes of determining whether an Employee has incurred a Period of Severance, the Severance from Service Date of an Employee who is absent from work for a period of 12 months or more due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee or caring for such child for a period beginning immediately following such birth or placement shall be the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of such absence shall be considered neither Service nor a Period of Severance.

         (jj) "Special Subsidiary" means a domestic subsidiary (as defined in Section 407(a)(2) of the Code) or a foreign affiliate (as defined in Section 3121(l)(6) of the Code) of an Employer; provided, however, that this definition shall have no application to any such foreign affiliate unless its parent Employer has entered into an agreement with the Secretary of the Treasury or his delegate under Section 3121(l) of the Code which applies to said foreign affiliate.

         (kk) "Superseded Plan" means The Western Company Employees Savings Plan as from time to time in effect prior to January 1, 1994.

         (ll) "Tax-Deferred Contribution" means a contribution made by an Employer to this Plan on behalf of a Participant pursuant to Section 3.1.

         (mm) "Testing Compensation" the sum of (i) the Limitation Compensation paid by an Employer to an Employee, (ii) any contributions made by an Employer on behalf of such Employee pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) maintained by such Employer, including any Tax-Deferred Contributions made to this Plan, and
(iii) any salary reduction amounts elected by such Employee for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Section 125(d) of the Code) maintained by an Employer; provided, however, that except for purposes of determining whether an Employee is a Highly Compensated Employee or a Key Employee (within the meaning of Section 10.1(c)), the Testing Compensation of an Employee taken into account under the Plan for any Plan Year commencing after December 31, 1993, shall not exceed $150,000 (adjusted pursuant to Section 401(a)(17)(B) of the Code to take into account any cost-of-living increase).

         (nn)    "Trust" means the trust fund established pursuant to Section
5.1.

         (oo) "Trustee" means UNITED STATES TRUST COMPANY OF NEW YORK and any successor trustee from time to time appointed and acting as trustee of the Trust established pursuant to the Plan.

         (pp) The "Vested Interest" of a Participant means the sum of the values of the Participant Tax-Deferred Contribution Account, Participant After-Tax Contribution Account, Participant Rollover Contribution Account and Original Employer Match Account of such Participant and the nonforfeitable benefits in the Employer Basic Matching Contribution Account, Employer

Supplemental Matching Contribution Account and Employer Discretionary Contribution Account of such Participant at the particular point in time in question.

         Section 1.2 Construction. The titles to the Articles and the headings of the Sections in this Plan are placed herein for convenience of reference only and in case of any conflict the text of this instrument, rather than such titles or headings, shall control. Whenever a noun or pronoun is used in this Plan in plural form and there be only one person or entity within the scope of the word so used, or in singular form and there be more than one person or entity within the scope of the word so used, such noun or pronoun shall have a plural or singular meaning as appropriate under the circumstance.


                                  ARTICLE II.

                         ELIGIBILITY AND PARTICIPATION

         Section 2.1 Eligibility. Each Covered Employee eligible to participate in the Superseded Plan on December 31, 1993, shall be eligible to participate in this Plan as of January 1, 1994. Each other Covered Employee shall be eligible to participate in this Plan on the first day of any calendar month coinciding with or following the completion of one year of Service, provided such person is a Covered Employee on such date. If he or she is not a Covered Employee on such date but is subsequently reemployed as a Covered Employee, then such person shall be eligible to participate in this Plan as of the date of such reemployment. If a Participant ceases to be a Covered Employee, such Participant shall remain a Participant under this Plan but no contributions shall be made to the Plan on his or her behalf while he or she is not a Covered Employee.

         Section 2.2 Participation. Each Covered Employee who meets the eligibility requirements of Section 2.1 may elect, on a form prescribed by the Committee, to participate in this Plan on the first day of any calendar month coinciding with or following the filing of such election. Any Participant who ceases to be a Covered Employee shall thereupon cease to participate in the Plan; provided, however, that if any such Participant is thereafter reemployed as a Covered Employee, he or she shall be eligible to elect to resume participating in the Plan as of the date of such reemployment.


                                  ARTICLE III.

                         CONTRIBUTIONS AND ALLOCATIONS

         Section 3.1 Tax-Deferred Contributions. Each Participant may elect to have his or her Employer make a Tax-Deferred Contribution to the Plan for each pay period in an amount equal to any whole percentage of his or her Basic Compensation that is at least 1% but not more than 15% of his or her Basic Compensation for that pay period. All such contributions shall be made by uniform payroll deductions pursuant to a Basic Compensation reduction agreement which authorizes the Employer to pay such contributions to the Trustee on behalf of the Participant. A Participant may change the applicable percentage of such payroll deductions or suspend making contributions to the Plan as of any payday, provided that written notice of such change or suspension is delivered to his or her Employer at least 30 days prior to the effective date thereof. Any provision of this Plan to the contrary notwithstanding, the amount of Tax-Deferred Contributions made to the Plan pursuant to this Section on behalf of the Participant shall not exceed $7,000 (adjusted pursuant to Section 402(g) of the Code to take into account any cost-of-living increase) for any calendar year. An Employer may amend or revoke any Participant's Basic Compensation reduction agreement at any time during a Plan

Year if such amendment or revocation is deemed by such Employer to be necessary or appropriate to ensure that the requirements of Section 3.7 or 9.3 are met for such year.

         Section 3.2 Employer Basic Matching Contributions. For each pay period beginning after February 28, 1994, the Employers shall contribute to the Plan for each Participant an amount which, when added to any forfeiture amount being credited to such Participant for that pay period, will equal 25% of so much of the aggregate Tax-Deferred Contributions made to the Plan on behalf of such Participant for that pay period as does not exceed 6% of such Participant's Basic Compensation for that pay period. The Employer Basic Matching Contribution made by the Employers shall be made in cash or in kind (including in the form of Company Stock), or in any combination thereof, at the discretion of the Board of Directors of the Company. The number of shares of Company Stock to be contributed as all or a portion of an Employer Basic Matching Contribution shall be determined on the basis of the average of the closing prices of Company Stock as reported on the New York Stock Exchange for the last five trading days of the month in which ends the pay period for which such contribution is being made.

         Section 3.3 Employer Supplemental Matching Contributions. For each Plan Year the Employers may make a contribution designated as an Employer Supplemental Matching Contribution to the Plan in an amount to be determined by the Board of Directors of the Company, which amount, when added to the aggregate Employer Basic Matching Contributions made by the Employers for such year, shall not exceed the amount allowable to the Employers as a deduction for such year under the provisions of Section 404 of the Code. Any Employer Supplemental Matching Contribution may be made in cash or in kind (including in the form of Company Stock), or any combination thereof, at the discretion of the Board of Directors of the Company. Any Employer Supplemental Matching

Contribution made by an Employer for a Plan Year shall be allocated among and credited to the Employer Supplemental Matching Contribution Accounts of those Participants who were in the employ of an Employer on the last day of such year as a uniform percentage of the aggregate Employer Basic Matching Contributions made to the Plan for each such Participant for such year.

         Section 3.4 Employer Discretionary Contributions. For each Plan Year the Employers may make a contribution designated as an Employer Discretionary Contribution to the Plan in an amount to be determined by the Board of Directors of the Company, which amount, when added to the aggregate Employer Basic Matching Contributions and any Employer Supplemental Matching Contribution made by the Employers for such year, shall not exceed the amount allowable to the Employers as a deduction for such year under the provisions of
Section 404 of the Code. Any Employer Discretionary Contribution may be made in cash or in kind (including in the form of Company Stock), or any combination thereof, at the discretion of the Board of Directors of the Company. Any Employer Discretionary Contribution made by an Employer for a Plan Year shall be allocated among and credited to the Employer Discretionary Contribution Accounts of those Participants who were in the employ of an Employer on the last day of such year in the proportion that the Basic Compensation of each such Participant while a Participant during such year bears to the Basic Compensation of all such Participants while Participants during such year.

         Section 3.5 Payment to Trustee. The Tax-Deferred Contributions made to the Plan by an Employer for a pay period shall be paid to the Trustee as soon as practicable following such pay period. The Employer Basic Matching Contributions made to the Plan by an Employer for a pay period shall be paid to the Trustee as soon as practicable, but in no event later than 30 days after the end of the month in which such pay period ends. Any Employer Supplemental Matching Contribution and any Employer Discretionary Contribution made to the Plan by an Employer for a Plan Year shall be paid to the Trustee no later than the time prescribed by law, including extensions thereof, for the filing of the Employer's federal income tax return for such year.

         Section 3.6 Return of Employer Contributions. Contributions made to this Plan are conditioned upon being currently deductible under Section 404 of the Code. Any provision of this Plan to the contrary notwithstanding, upon an Employer's request, any such contribution or portion thereof made to this Plan by such Employer which (i) was made under a mistake of fact which is subsequently discovered, or (ii) is disallowed as a deduction under Section 404 of the Code, shall be returned to such Employer to the extent not previously distributed to Participants or their beneficiaries; provided, however, that the amounts returnable to an Employer pursuant to this Section shall be reduced by any Trust losses allocable thereto and shall be returned to such Employer only if such return is made within one year after the mistaken payment of the contribution or the date of the disallowance of the deduction, as the case may be. Except as provided in this Section, no contribution made by an Employer pursuant to this Plan shall ever revert to or be recoverable by any Employer.

         Section 3.7  Allocation of Contributions.

         (a) The Committee shall establish and maintain a Participant Tax-Deferred Account, a Participant After-Tax Contribution Account, an Original Employer Match Account, an Employer Basic Matching Contribution Account, an Employer Supplemental Matching Contribution Account and an Employer Discretionary Contribution Account for each Participant. All amounts attributable to tax-deferred contributions made by an Employer on behalf of a Participant pursuant to the Superseded Plan and Tax-Deferred Contributions made by an Employer on behalf of such Participant to this Plan shall be credited to his or her Participant Tax-Deferred Contribution Account. All amounts attributable to after-tax contributions made by a Participant to the Superseded Plan shall be credited to his or her Participant After-Tax Contribution Account. All amounts attributable to contributions made by an Employer to the Superseded Plan for a Participant shall be credited to his or her Original Employer Match Account. All amounts attributable to Employer Basic Matching Contributions to the Plan for a Participant, together with any forfeitures applied pursuant to Section 3.8 to reduce an Employer Basic Matching Contribution which would otherwise have been made for such Participant, shall be credited to such Participant's Employer Basic Matching Contribution Account. All amounts attributable to after-tax contributions made by a Participant to the Superseded Plan shall be credited to his or her Participant After-Tax Contribution Account. All amounts attributable to contributions made by an Employer to the Superseded Plan for a Participant shall be credited to his or her Original Employer Match Account. All amounts attributable to Employer Basic Matching Contributions to the Plan for a Participant, together with any forfeitures applied pursuant to Section
3.8 to reduce an Employer Basic Matching Contribution which would otherwise have been made for such Participant, shall be credited to such Participant's Employer Basic Matching Contribution Account. All amounts attributable to any portion of an Employer Supplemental Matching Contribution made to the Plan and allocated to a Participant, together with any forfeitures applied pursuant to
Section 3.8 to reduce the portion of an Employer Supplemental Matching Contribution which would otherwise have been allocated to such Participant, shall be credited to such Participant's Employer Supplemental Matching Contribution Account. All amounts attributable to any portion of an Employer Discretionary Contribution made to the Plan and allocated to a Participant shall be credited to such Participant's Employer Discretionary Contribution Account.

         (b) Any provision of this Plan to the contrary notwithstanding, if for any Plan Year the actual deferral percentage for the group of Highly Compensated Employees eligible to elect to have Tax-Deferred Contributions made during such Plan Year fails to satisfy one of the following tests:

                 (1) the actual deferral percentage for said group of Highly Compensated Employees is not more than the actual deferral percentage for all other Employees eligible to elect to have Tax-Deferred Contributions made during such Plan Year multiplied by 1.25, or

                 (2) the excess of the actual deferral percentage for said group of Highly Compensated Employees over the actual deferral percentage for all other Employees eligible to elect to have Tax-Deferred Contributions made during such Plan Year is not more than two percentage points and the actual deferral percentage for said group of Highly Compensated Employees is not more than the actual deferral percentage for all other Employees eligible to elect to have Tax-Deferred Contributions made during such Plan Year multiplied by two, then the actual deferral percentage of Participants who are members of said group of Highly Compensated Employees shall be reduced by reducing the Tax-Deferred Contributions made for such Plan Year on behalf of the Highly Compensated Employees with the largest individual actual deferral percentages to the largest uniform actual deferral percentage (commencing with the Highly Compensated Employee with the largest actual deferral percentage and reducing his or her actual deferral percentage to the extent necessary to satisfy one of the above tests or to lower such actual deferral percentage to the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage, and repeating this process as necessary) that permits the actual deferral percentage for said group of Highly Compensated Employees to satisfy one of said tests. For purposes of this Section, the term "actual deferral percentage" for a specified group of Employees for a Plan Year means the average of the ratios (calculated separately for each Employee in such group) of (i) the amount of Tax-Deferred Contributions made on behalf of such Employee for that year, to
(ii) the amount of such Employee's Testing Compensation while eligible to have Tax-Deferred Contributions made during that year. Any portion of a Tax-Deferred Contribution made by an Employer on behalf of a Participant which cannot be credited to the Participant Tax-Deferred Account of such Participant for a Plan Year because of the limitation contained in this subsection shall be distributed to such Participant (along with any income allocable thereto) within 2 1/2 months after the end of such year. If for a Plan Year the Testing Compensation received by an Employee eligible to elect to have Tax-Deferred Contributions made during such Plan Year is treated pursuant to Section 1.1(r) as Testing Compensation received by a Highly Compensated Employee eligible to elect to have Tax-Deferred Contributions made during such Plan Year, then this subsection shall be applied to such Employees for such Plan Year in accordance with regulations under Section 401(k) of the Code.

         (c) Any provision of this Plan to the contrary notwithstanding, if for any Plan Year the contribution percentage for the group of Highly Compensated Employees eligible to receive an allocation of Employer Basic Matching Contributions for such Plan Year fails to satisfy one of the following tests:

                 (1) the contribution percentage for said group of Highly Compensated Employees is not more than the contribution percentage for all other Employees eligible to receive an allocation of Employer Basic Matching Contributions for such Plan Year multiplied by 1.25, or

                 (2) the excess of the contribution percentage for said group of Highly Compensated Employees over the contribution percentage for all other Employees eligible to receive an allocation of Employer Basic Matching Contributions for such Plan Year is not more than two percentage points and the contribution percentage for said group of Highly Compensated Employees is not more than the contribution percentage for all other Employees eligible to receive an allocation of Employer Basic Matching Contributions to the Plan for such Plan Year multiplied by two, then the contribution percentage for Participants who are members of said group of Highly Compensated Employees shall be reduced by reducing the Employer Basic Matching Contributions and/or Employer Supplemental Matching Contribution made for such Plan Year for the Highly Compensated Employees with the largest individual contribution percentages to the largest uniform contribution percentage (commencing with the Highly Compensated Employee with the largest contribution percentage and reducing his or her contribution percentage to the extent necessary to satisfy one of the above tests or to lower such contribution percentage to the contribution percentage of the Highly Compensated Employee with the next highest contribution percentage, and repeating this process as necessary) that permits the contribution percentage for said group of Highly Compensated Employees to satisfy one of said tests. For purposes of this Section, the term "contribution percentage" for a specified group of Employees for a Plan Year means the average of the ratios (calculated separately for each Employee in such group) of (i) the amount of Employer Basic Matching Contributions made for such Employee for that year and any Employer Supplemental Matching Contribution allocated to such Employee for that year, to (ii) the amount of such Employee's Testing Compensation while eligible to have Tax-Deferred Contributions made during that year. Any Employer Basic Matching Contributions and/or Employer Supplemental Matching Contribution made for a Participant which cannot be credited to the Accounts of such Participant for a Plan Year because of the limitation contained in this subsection (along with any income allocable thereto) shall be forfeited if forfeitable, but if not forfeitable, distributed to such Participant within 2 1/2 months after the end of such year. If for a Plan Year the Testing Compensation received by an Employee eligible to receive an allocation of Employer Basic Matching Contributions for such Plan Year is treated pursuant to Section 1.1(r) as Testing Compensation received by a Highly Compensated Employee eligible to receive an allocation of Employer Basic Matching Contributions for such Plan Year, then this subsection shall be applied to such Employees for such Plan Year in accordance with regulations under Section 401(m) of the Code.

         (d) Any provision of this Plan to the contrary notwithstanding, in addition to the above limitations of this Section, the sum of the actual deferral percentage and the contribution percentage for the group of Highly Compensated Employees as determined pursuant to and after application of subsections (b) and (c) of this Section shall not exceed the "aggregate limit." The "aggregate limit" shall be equal to the greater of:

                 (1) the sum of: (i) 1.25 times the greater of the relevant actual deferral percentage or the relevant contribution percentage, and (ii) two percentage points plus the lesser of the relevant actual deferral percentage or the relevant contribution percentage, provided that the amount in this clause (ii) shall not exceed twice the lesser of the relevant actual deferral percentage or the relevant contribution percentage; or

                 (2) the sum of: (i) 1.25 times the lesser of the relevant actual deferral percentage or the relevant contribution percentage, and (ii) two percentage points plus the greater of the relevant actual deferral percentage or the relevant contribution percentage, provided that the amount in this clause (ii) shall not exceed twice the greater of the relevant actual deferral percentage or the relevant contribution percentage.

The "relevant actual deferral percentage" means the actual deferral percentage determined pursuant to subsection (b) of this Section for the group of Employees who are not Highly Compensated Employees. The "relevant contribution percentage" means the contribution percentage determined pursuant to subsection
(c) of this Section for the group of Employees who are not Highly Compensated Employees. In the event that the aggregate limit is exceeded in any year, then the actual deferral percentage and/or contribution percentage for Participants who are members of the group of Highly Compensated Employees shall be reduced by reducing first the Tax-Deferred Contributions and then the Employer Basic Matching Contributions and/or Employer Supplemental Matching Contribution made for such Plan Year for or on behalf of the Highly Compensated Employees with the largest individual actual deferral percentages and/or contribution percentages to the largest uniform actual deferral percentage and/or contribution percentage (commencing with the Highly Compensated Employee with the largest actual deferral percentage and/or contribution percentage and reducing his or her actual deferral percentage and/or contribution percentage to the extent necessary to satisfy the above restrictions or to lower such actual deferral percentage and/or contribution percentage to the actual deferral percentage and/or contribution percentage of the Highly Compensated Employee with the next highest actual deferral percentage and/or contribution percentage, and repeating this process as necessary) that permits the sum of the actual deferral percentage and contribution percentage for said group of Highly Compensated Employees to satisfy the above restrictions. Any portion of a Tax-Deferred Contribution made on behalf of a Participant which cannot be credited to the Participant Tax-Deferred Contribution Account of such Participant for a Plan Year because of the limitation contained in this subsection (along with any income allocable thereto) shall be distributed to such Participant within 2 1/2 months after the end of such year. Any Employer Basic Matching Contributions and/or Employer Supplemental Matching Contribution made for a Participant which cannot be credited to the Accounts of such Participant for a Plan Year because of the limitation contained in this subsection (along with any income allocable thereto) shall be forfeited if forfeitable, but if not forfeitable, distributed to such Participant within 2 1/2 months after the end of such year. If for a Plan Year the Testing Compensation received by an Employee eligible to elect to have Tax-Deferred Contributions made during such Plan Year is treated pursuant to Section 1.1(r) as Testing Compensation received by a Highly Compensated Employee eligible to elect to have Tax-Deferred Contributions made during such Plan Year, then this subsection shall be applied to such Employees for such Plan Year in accordance with regulations under Section 401(k) and (m) of the Code.

         Section 3.8 Application and Allocation of Forfeitures. All amounts forfeited from time to time during a Plan Year shall first be applied to restore any forfeited Employer Basic Matching Contribution Account, Employer Supplemental Matching Contribution Account or Employer Discretionary Contribution Account with respect to which a repayment has been made pursuant to Section 6.5(b) or 7.5, and any forfeitures during a calendar quarter in excess of the amount needed to restore any such Account shall be applied to reduce the amount of the earliest contributions an Employer would otherwise be required to make to the Plan pursuant to Section 3.2 or 3.3 after the end of such quarter.

         Section 3.9 Rollover Contributions. With the consent of the Committee, any Covered Employee (regardless of whether he or she is a Participant) may contribute Rollover Property in the form of cash to the Plan. Such property shall become part of the Trust's general assets. Each contribution of Rollover Property shall be credited to a separate Participant Rollover Contribution Account to be established and maintained for the benefit of the contributing Employee. An Employee who is not a Participant, but for whom a Participant Rollover Contribution Account is being maintained, shall be accorded all of the rights and privileges of a Participant under the Plan except that no contributions (other than contributions of Rollover Property) shall be made for or on behalf of such Employee until he or she meets the eligibility and participation requirements of Article II.


                                  ARTICLE IV.

                                    VESTING

         Section 4.1 Fully Vested Accounts. The amounts credited to the Participant Tax-Deferred Contribution Account, Participant After-Tax Contribution Account, Participant Rollover Contribution and Original Employer Match Account of a Participant shall be fully vested at all times.

         Section 4.2 Disability or Death Vesting. In the event of the occurrence of a Participant's Disability or death while in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company, the amounts credited to the Participant's Employer Basic Matching Contribution Account, Employer Supplemental Matching Contribution Account and Employer Discretionary Contribution Account shall be fully vested.

         Section 4.3 Period of Service or Age Vesting. Unless sooner vested pursuant to Section 4.2, the amounts credited to the Employer Basic Matching Contribution Account, Employer Supplemental

Matching Contribution Account and Employer Discretionary Contribution Account of a Participant shall vest in accordance with the following schedule:

                       Period of Service
                    Completed by Participant                        Percentage Vested
                    ------------------------                        -----------------
                        Less than 1 year                                   None
                             1 year                                        20%
                            2 years                                        40%
                            3 years                                        60%
                            4 years                                        80%
                        5 or more years                                    100%

Subject to Section 6.5(b), if any portion of a Participant's Employer Basic Matching Contribution Account, Employer Supplemental Matching Contribution Account and/or Employer Discretionary Contribution Account is not vested, such portion shall be forfeited upon the date such Participant incurs five consecutive One Year Breaks in Service. The foregoing provisions of this Section to the contrary notwithstanding, the amounts credited to the Employer Basic Matching Contribution Account, Employer Supplemental Matching Contribution Account and Employer Discretionary Contribution Account of a Participant who is credited with an Hour of Service on or after the date he or she attains age 65 shall be fully vested.


                                   ARTICLE V.

                                   TRUST FUND

         Section 5.1 Trust and Trustee. All of the property contributed to the Superseded Plan and to this Plan, together with the income therefrom and the increments thereof, shall be held in trust by the Trustee under the terms and the provisions of the separate trust agreement between the Employers and the Trustee, a copy of which is attached hereto and incorporated herein by this reference for all purposes, establishing a trust fund known as THE WESTERN COMPANY RETIREMENT SAVINGS TRUST (the "Trust") for the exclusive benefit of the Participants and their beneficiaries in accordance with this Plan.

         Section 5.2 Trust Fund Investment Options. For investment purposes, the assets of the Trust shall be divided into a Company Stock Fund invested primarily in Company Stock and such number and kind of separate and distinct Investment Funds as the Committee shall determine in its absolute discretion. The Trust assets allocated to a particular Investment Fund shall be invested by the Trustee and/or one or more investment managers duly appointed in accordance with the provisions of the Trust, as the case may be, in such type of property, whether real, personal or mixed, as the Trustee is directed to acquire and hold for such Investment Fund. The Committee shall adopt rules and procedures for periodically notifying each Participant as to the existence and nature of each such Investment Fund. Upon becoming a Participant in this Plan, each Participant shall direct, on a form prescribed by and filed with the Committee, that the contributions made for or on behalf of or allocated to such Participant shall be invested, in percentage multiples authorized by the Committee, in the Company Stock Fund or one or more of the Investment Funds authorized by the Committee. A Participant may change his or her investment direction with respect to future contributions and/or redirect the investment of the amounts credited to his or her Accounts at such times and in such manner as the Committee shall prescribe.

         Section 5.3 Voting of Company Stock. All Company Stock held in the Trust shall be voted by the Trustee at the direction of the Committee.

                                  ARTICLE VI.

                VALUATIONS, DISTRIBUTIONS, WITHDRAWALS AND LOANS

         Section 6.1 Valuation and Adjustment of Accounts. All contributions made to the Plan shall be credited to the appropriate Accounts when paid to the Trustee. All cash dividends, stock dividends and stock splits received by the Trustee with respect to Company Stock previously credited to a particular Account shall be credited to that particular Account upon receipt by the Trustee. At the end of each month the portion of each Account to be invested in Company Stock shall be credited with its proportionate share of the Company Stock (including fractional shares) purchased for the Trust during that month and charged with its proportionate share of the average cost of such Company Stock. The Trustee shall not be required to allocate and designate particular certificates for Company Stock to the respective Accounts, but shall hold the certificates for all Company Stock in trust for the Accounts in proportion to their respective interests. At the end of the month (and at such other times as the Committee shall direct), the Trustee shall also determine the fair market value of all assets of the Trust other than Company Stock, with the value of the assets of each Investment Fund being separately determined. On the basis of such valuations, and in accordance with such procedures as may be specified by the Committee, the portion of each Account (including any forfeiture account maintained for purposes of Section 3.8 and any suspense account maintained for purposes of Section 9.3) invested in a particular Investment Fund shall be adjusted by the Committee to reflect its proportionate share of the income collected and accrued, realized and unrealized profits and losses, expenses and all other transactions affecting that particular Investment Fund for the valuation period then ended. In order to facilitate distributions under the Plan, the Committee in its discretion may direct the Trustee at any time to purchase from or sell to any Account or Accounts, at a price equal to the average cost of Company Stock purchased for the Trust during the month then ended, such Company Stock or fractional shares thereof as may be necessary to make distributions or directed investment changes. Distributions and withdrawals from the Trust and changes in investment direction shall normally be made on the basis of the most recent valuation.

         Section 6.2 Time and Form of Distribution. Distribution to a Participant or beneficiary under the Plan shall be made or commence being made, as the case may be, as soon as practicable after the event giving rise to distribution but in no event later than 60 days after the end of the Plan Year during which such Participant or beneficiary becomes entitled to distribution. The portion of the Participant's Vested Interest which is invested in Company Stock shall be distributed either in the form of Company Stock (with cash in lieu of fractional shares at the discretion of the Committee) and any remaining portion of his or her Vested Interest in cash or, at the election of such Participant, entirely in cash. Distribution to a Participant or beneficiary pursuant to Section 6.3 and Section 6.4 shall be made or commence being made, as the case may be, no later than the earlier of (a) 60 days after the end of the Plan Year during which the Participant or beneficiary becomes entitled to distribution or (b) April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2.

         Section 6.3 Distribution of Retirement and Disability Benefits. Upon the Retirement or Disability of a Participant, the Vested Interest of such Participant shall be distributed to such Participant by the Trustee at the direction of the Committee in one of the following forms:

               (a)      by payment of the entire amount in a single lump sum; or

                 (b) if the Participant so elects, by payment in a series of installments, in equal amounts or otherwise, over a period not exceeding the lesser of 10 years or the life expectancy of such Participant;

provided, however, that no such distribution upon the Disability of a Participant shall be made to such Participant prior to his or her attainment of age 65 unless (i) such Participant elects to receive such distribution, or (ii) the value of such distribution is not more than $3,500.

         Section 6.4 Distribution of Death Benefits. Upon the death of a Participant, the Vested Interest of such Participant shall be distributed by the Trustee at the direction of the Committee in a single distribution to such Participant's beneficiary or beneficiaries determined in accordance with this Section. Any amount payable under the Plan upon the death of a married Participant shall be distributed to the surviving spouse of such Participant unless such Participant designates otherwise with the written consent of his or her spouse which is witnessed by a member of the Committee or a notary public. Any amount payable under the Plan upon the death of a Participant who is not married or who is married but has designated, as provided above, a beneficiary other than his or her spouse, shall be distributed to the beneficiary or beneficiaries designated by such Participant. Such designation of beneficiary or beneficiaries shall be made in writing on a form prescribed by the Committee and, when filed with the Committee, shall become effective and remain in effect until changed by the Participant by the filing of a new beneficiary designation form with the Committee. If an unmarried Participant fails to so designate a beneficiary, or in the event all of a Participant's designated beneficiaries are individuals who predecease such Participant, then the Committee shall direct the Trustee to distribute the amount payable under the Plan to such Participant's surviving spouse, if any, but if none, to or among the descendants (including adopted descendants), the heirs at law, or the estate of such Participant, or any deceased beneficiary in such proportions (including the total exclusion of up to all but one of such beneficiaries) as the Committee shall determine in its absolute discretion. Distributions under this Section shall be made by the Trustee at the direction of the Committee to the appropriate beneficiary or beneficiaries in a single lump sum as soon as practicable after a Participant's death.

         Section 6.5  Distribution of Separation from Employment Benefit.

         (a) If a Participant separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Disability, death or transfer to the employment of another Employer or Affiliated Company, the Accounts of such Participant shall be retained in trust and shall continue to be credited with applicable earnings as provided in
Section 6.1, and the Vested Interest of such Participant shall be distributed to him or her by the Trustee at the direction of the Committee by payment of the entire amount in a single distribution as soon as practicable after the date as of which such Participant attains age 65 (or, if the Participant dies prior to such date, the Vested Interest of such Participant shall be distributed upon his or her death in accordance with Section 6.4); provided, however, that (i) each such Participant shall have the right to elect on a form prescribed by the Committee to receive a distribution of his or her Vested Interest as soon as practicable in one of the following forms to be selected by the Participant:

                 (1)      by payment of the entire amount in a single lump sum;
         or

                 (2) by payment in a series of installments, in equal amounts or otherwise, over a period not exceeding the lesser of 10 years or the life expectancy of such Participant;

and (ii) the Committee shall require a cash-out distribution of any such Participant's Vested Interest which does not exceed $3,500. Any provision of this Plan to the contrary notwithstanding, for purposes of this Plan a Participant shall not be treated as having separated from the employment of an Employer or Affiliated Company prior to such time that a distribution can be made to such Participant in accordance with Section 401(k) of the Code.

         (b) If a Participant receives a distribution under Section 6.5(a), any portion of such Participant's Employer Basic Matching Contribution Account, Employer Supplemental Matching Contribution Account or Employer Discretionary Contribution Account which is not vested at the time of such distribution shall be forfeited; provided, however, that if such Participant is reemployed as a Covered Employee and, prior to incurring five consecutive 1-Year Periods of Severance following such distribution and while still employed by an Employer or Affiliated Company, repays to such Account within five years of such reemployment the full amount previously distributed therefrom, the amount so forfeited from such Account shall be restored to such Account out of current-year forfeitures, or if such forfeitures are insufficient, by an additional Employer contribution. If a Participant who separates from the employment of an Employer of Affiliated Company for any reason other than his or her Retirement, Disability, death or transfer to the employment of another Employer or Affiliated Company, is not entitled to receive any distribution from the Plan due to the fact that such Participant has no Vested Interest, such Participant shall be deemed to have received a cash-out distribution of his or her Vested Interest and the amount credited to such Participant's Employer Basic Matching Contribution Account, Employer Supplemental Matching Contribution Account or Employer Discretionary Contribution Account shall be forfeited at the time of such separation from employment; provided, however, that if such Participant is reemployed as a Covered Employee prior to incurring five consecutive 1-Year Periods of Severance, the amount so forfeited from such Account shall be restored to such Account out of current-year forfeitures, or if such forfeitures are insufficient, by an additional Employer contribution. If a Participant who has not yet incurred five consecutive 1-Year Periods of Severance receives a distribution under Section 6.5(a) on account of his or her attainment of age 65, any portion of such Participant's Employer Basic Matching Contribution Account, Employer Supplemental Matching Contribution Account or Employer Discretionary Contribution Account which is not vested at the time of such distribution shall be retained in such Account and shall be forfeited upon the earlier of the date of such Participant's death or the date such Participant incurs five consecutive 1-Year Periods of Severance unless such Participant is reemployed by an Employer or Affiliated Company prior to such date.

         Section 6.6  Withdrawals.  A Participant may make:

                 (a) At any time a withdrawal of all (but not less than all) of the total amount credited to his or her Participant After-Tax Contribution Account; and

                 (b) At any time a hardship withdrawal of such amount of his or her Vested Interest, other than earnings on Tax-Deferred Contributions credited to his or her Participant Tax-Deferred Contribution Account under this Plan or the Superseded Plan after December 31, 1988, as the Committee shall determine to be necessary to satisfy an immediate and heavy financial need of such Participant;

provided, however, that (i) no withdrawal may be made unless written notice of such withdrawal is delivered to the Committee by the withdrawing Participant at least 30 days prior to the effective date thereof, and (ii) only one withdrawal under subsection (a) of this Section may be made within any period of 12 consecutive months. The Committee shall direct the Trustee to distribute any withdrawn amount to such Participant as soon as practicable.

         A hardship withdrawal will be considered to be made on account of an immediate and heavy financial need of a Participant only if the Committee determines that such withdrawal is on account of (i) expenses for medical care described in Section 213(d) of the Code previously incurred by such Participant or his or her spouse or dependents (as defined in Section 152 of the Code) or necessary for such individuals to obtain such care, (ii) costs directly related to the purchase of a principal residence for such Participant (excluding mortgage payments), (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for such Participant or his or her spouse, children or dependents (as so defined), or (iv) payments necessary to prevent the eviction of such Participant from his or her principal residence or foreclosure on the mortgage of such residence. A hardship withdrawal will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant represents that the need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise,
(ii) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Tax-Deferred Contributions on behalf of the Participant, or
(iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by an Employer, or by borrowing from commercial sources on reasonable commercial terms. For purposes of the preceding sentence, the Committee's reliance upon such representations must be reasonable under the circumstances and the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. A hardship withdrawal by a Participant shall be made first from such Participant's previously unrecovered contributions to his or her Participant After-Tax Contribution Account (or, to the extent such withdrawal is to be made in the form of Company Stock, first in shares of such stock purchased with such contributions), and then from amounts attributable to other sources in accordance with such procedures as the Committee may prescribe.

         Section 6.7 Benefits Payable to Minors and Incompetents. Whenever any person entitled to payments under this Plan shall be a minor or under other legal disability, or in the sole judgment of the Committee shall otherwise be unable to apply such payments to his or her own best interest and advantage (as in the case of illness, whether mental or physical, or where a person not under legal disability is unable to preserve his or her estate for his or her own best interest), the Committee in its discretion may direct all or any portion of such payments to be made by the Trustee directly to such person or to such person's spouse, child, parent, other blood relative or custodian to be extended on behalf of such person or on behalf of the dependents such person has the duty to support, unless claim shall have been made therefor by a duly appointed guardian or other legal representative. The decision of the Committee will, in each case, be final and binding upon all persons and the Committee shall not be obliged to see to the proper application or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of the obligations of the Trustee and of the Committee.

         Section 6.8 Transfer of Eligible Rollover Distribution. If a Participant is entitled to receive an eligible rollover distribution (as defined in Section 402(c) of the Code and the regulations thereunder) from the Plan, such Participant may elect to have the Committee direct the Trustee to transfer the entire amount of such distribution directly to any of the following specified by such Participant: an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), a defined contribution plan qualified under Section 401(a) of the Code the terms of which permit rollover contributions or an annuity plan described in Section 403 (a) of the Code. If the surviving spouse of a deceased Participant is entitled to receive an eligible rollover distribution from the Plan, such surviving spouse may elect to have the Committee direct the Trustee to transfer the entire amount of such distribution directly to either an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in
Section 408(b) of the Code (other than an endowment contract) specified by such surviving spouse. If an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) is the spouse or former spouse of the Participant specified in the qualified domestic relations order, this Section shall apply to such alternate payee as if the alternate payee were a Participant. A distributee of an eligible rollover distribution of $500 or more who is entitled to make an election under this Section may specify that some portion less than the entire amount of such distribution be transferred in accordance with this Section, but only if the portion specified is $500 or more. This Section shall not apply to eligible rollover distributions to a distributee for a calendar year if all such distributions from the Plan to such distributee within such calendar year are reasonably expected to total less than $200.

         Section 6.9 Plan Loans. Subject to such conditions and limitations as the Committee may from time to time prescribe for application to all Participants and beneficiaries on a uniform basis, at the request of a Participant or beneficiary either of whom is a party in interest (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) as to the Plan (hereinafter called the "Borrower") the Committee shall direct the Trustee to loan to such Borrower from his or her Accounts an amount of money which, when added to the total outstanding balance of all other loans to such Borrower from the Trust or from a qualified employer plan (within the meaning of Section 72 (p) of the Code) maintained by an Employer or Affiliated Company, does not exceed the lesser of (i) $50,000 (reduced, however, by the excess, if any, of the highest total outstanding balance of all such other loans during the one-year period ending on the day before the date such loan is made, over the outstanding balance of all such other loans on the date such loan is made), or
(ii) one-half of such Participant's Vested Interest under the Plan (or, in the case of a loan to a beneficiary, one-half of such beneficiary's Accounts). Any such loan made to a Borrower shall be evidenced by a promissory note payable to the Trustee, shall bear a reasonable rate of interest, shall be secured by one-half of the Participant's Vested Interest under the Plan (or, in the case of a loan to a beneficiary, one-half of such beneficiary's Accounts), shall be repayable in substantially equal payments no less frequently than quarterly and shall be repayable within five years, or within ten years in the case of a loan that is to be used to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant. Any provision of this Plan to the contrary notwithstanding, the promissory note evidencing any such loan shall be held by the Trustee as a segregated investment allocated to and made solely for the benefit of the Account or Accounts of the Borrower from which such loan was made.


                                  ARTICLE VII.

                              PLAN ADMINISTRATION

         Section 7.1 Committee. The Plan shall be administered on behalf of all Employers by a Committee composed of individuals appointed by the Board of Directors of the Company. Each member of the Committee so appointed shall serve in such office until his or her death, resignation or removal by the Board of Directors of the Company. The Board of Directors of the Company may remove any member of the Committee at any time by giving written notice thereof to the members of the Committee. Vacancies shall likewise be filled from time to time by the Board of Directors of the Company. The members of the Committee shall receive no remuneration from the Plan for their services as Committee members.

         Section 7.2 Powers, Duties and Liabilities of the Committee. The Committee shall have discretionary and final authority to interpret and implement the provisions of the Plan, including without limitation authority to determine eligibility for benefits under the Plan, and shall perform all of the duties and may exercise all of the powers and discretion granted to it under the terms of the Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of its member or members so authorized to act. Every interpretation, choice, determination or other exercise by the Committee of any discretion given either expressly or by implication to it shall be conclusive and binding upon all parties directly or indirectly affected, without restriction, however, on the right of the Committee to reconsider and redetermine such actions. In performing any duty or exercising any power herein conferred, the Committee shall in no event perform such duty or exercise such power in any manner which discriminates in favor of Highly Compensated Employees.

         Section 7.3 Rules, Record and Reports. The Committee may adopt such rules and procedures for the administration of the Plan as are consistent with the terms hereof, and shall keep adequate records of their proceedings and acts and of the status of the Participants' Accounts. The Committee may employ such agents, accountants and legal counsel (who may be accountants or legal counsel for an Employer) as may be appropriate for the administration of the Plan. The Committee shall at least annually provide each Participant with a report reflecting the status of his or her Account and shall cause such other information, documents or reports to be prepared, provided and/or filed as may be necessary to comply with the provisions of the Employee Retirement Income Security Act of 1974 or any other law.

         Section 7.4 Administrative Expenses and Taxes. Unless otherwise paid by the Employers in their discretion, the Committee shall direct the Trustee to pay all reasonable and necessary expenses (including the fees of legal counsel, accountants and agents) incurred by the Committee or the Trustee in connection with the administration of the Plan and Trust. Should any tax of any character (including transfer taxes) be levied upon the Trust assets or the income therefrom, such tax shall be paid from and charged against the assets of the Trust.

         Section 7.5 Unclaimed Accounts. The Committee shall notify in writing each Participant or beneficiary who is entitled to a distribution under the Plan. If the Participant or beneficiary fails to claim his or her distribution under the Plan or to make his or her whereabouts known in writing to the Committee within six months from the date of mailing of the notice, or before termination or discontinuance of the Plan, whichever occurs first, the Participant or beneficiary's unclaimed payable benefits shall be forfeited and allocated in accordance with Section 3.8. If such Participant or beneficiary makes a claim at a later date for the forfeited amount, the Committee shall restore the Participant or beneficiary's account to the same dollar amount as the dollar amount of the forfeited benefits, without interest and unadjusted for any gains or losses occurring subsequent to the date of forfeiture.

                                 ARTICLE VIII.

                           AMENDMENT AND TERMINATION

         Section 8.1 Amendment. The Board of Directors of the Company shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers. Any such amendment made by the Board of Directors of the Company shall be made by or pursuant to a resolution duly adopted by the Board of Directors of the Company, and shall be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors of the Company shall authorize for such purpose.
With the consent of the Board of Directors of the Company and subject to such procedure as it may prescribe, each Employer shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, with respect to the Plan's application to the Participants of the particular amending Employer and the assets held in the Trust for their benefit, or to transfer such assets or any portion thereof to a new trust for the benefit of such Participants. However, in no event shall any amendment or new trust permit any portion of the trust fund to be used for or diverted to any purpose other than the exclusive benefit of the Participants and their beneficiaries, nor shall any amendment or new trust reduce a Participant's Vested Interest under the Plan. The Company shall in writing notify the Committee and the Trustee of any amendment or change in the provisions of the Plan.

         Section 8.2 Termination. The Board of Directors of the Company shall have the right and power at any time to terminate this Plan, in whole or in part, as it applies to all or any particular group of the Participants and their beneficiaries. Any such termination shall be initiated by or pursuant to a resolution duly adopted by the Board of Directors of the Company. With the consent of the Board of Directors of the Company and subject to such procedure as it may prescribe, each Employer shall have the right and power at any time to terminate this Plan, in whole or in part, with respect to the Plan's application to the Participants who are or were Employees of such Employer and their beneficiaries. Any provision of this Plan to the contrary notwithstanding, upon the termination or partial termination of the Plan or in the event any Employer should completely discontinue making contributions to the Plan without formally terminating it, all amounts credited to the Accounts of the affected Participants shall be fully vested and nonforfeitable.



                                  ARTICLE IX.

                        MISCELLANEOUS GENERAL PROVISIONS

         Section 9.1 Spendthrift Provision. No right or interest of any Participant or beneficiary under the Plan may be assigned, transferred or alienated, in whole or in part, either directly by operation of law, and no such right or interest shall be liable for or subject to any debt, obligation or liability of such Participant or beneficiary. Nothing herein shall prevent the payment of amounts from a Participant's account under the Plan in accordance with the terms of a court order which the Committee has determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

         Section 9.2 Claims Procedure. If any Participant or beneficiary (the "Claimant") feels that he or she is being denied a benefit to which he or she is entitled under the Plan, such Claimant may file a written claim for said benefit with any member of the Committee. Within 60 days of the receipt of such claim the Committee shall determine and notify the requesting Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of the Plan, and advise the Claimant that he or she may, within 60 days of the receipt of such notice, in writing request to appear before the Committee or its designated representative for a hearing to review such denial. Any such hearing shall be scheduled at the mutual convenience of the Committee or its designated representative and the Claimant, and at such hearing the Claimant and/or his or her duly authorized representative may examine any relevant documents and present evidence and arguments to support the granting of the benefit being claimed. The final decision of the Committee with respect to the claim being reviewed shall be made within 60 days following the hearing thereon and the Committee shall in writing notify the Claimant and the pertinent provisions of the Plan upon which such decision is based. The final decision of the Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

         Section 9.3 Maximum Contribution Limitation. Any provision of this Plan to the contrary notwithstanding, the sum of (i) the Employer contributions, (ii) the forfeitures, and (iii) the Participant contributions (excluding rollover contributions and employee contributions to a simplified employee pension allowable as a deduction, each within the meaning specified in
Section 415(c)(2) of the Code), allocated to a Participant with respect to a Plan Year shall in no event exceed the lesser of $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Section 415(b)(1)(A) of the
Code) or 25% of such Participant's Limitation Compensation for that year. For the purpose of applying the limitation imposed by this Section, each Employer and its Affiliated Companies shall be considered a single employer, and all defined contribution plans (meaning plans providing for individual accounts and for benefits based solely upon the amounts contributed to such accounts and any forfeitures, income, expenses, gains and losses allocated to such accounts) described in

Section 415(k) of the Code, whether or not terminated, maintained by an Employer or its Affiliated Companies shall be considered a single plan. If the total amount allocable to a Participant's Accounts for a particular Plan Year would, but for this sentence, exceed the foregoing limitation, the following adjustments shall be made in the following order to the extent necessary: (i) such Participant's Tax-Deferred Contributions shall be distributed to such Participant (but without any income allocable thereto) and (ii) any Employer Basic Matching Contributions, Employer Supplemental Matching Contributions or Employer Discretionary Contributions allocable to such Participant in excess of the foregoing limitation shall be credited to a suspense account and thereafter reallocated among the remaining Participants as an additional Employer Discretionary Contribution in accordance with Section 3.4. Such suspense account shall be adjusted to reflect income, profits and losses, expenses or other transactions affecting the Plan. Any Tax-Deferred Contributions distributed to a Participant pursuant to this Section shall not be taken into account in determining such Participant's actual deferral percentage for purposes of Section 3.7.

         Section 9.4 Employment Noncontractual. The establishment of this Plan shall not enlarge or otherwise affect the terms of any Employee's employment with an Employer and an Employer may terminate the employment of any Employee was freely and with the same effect as if this Plan had not been adopted.

         Section 9.5 Limitations on Responsibility. The Employers do not guarantee or indemnify the Trust against any loss or depreciation of its assets which may occur, nor guarantee the value of any benefits which may become distributable to a Participant or his or her beneficiaries pursuant to the provisions of this Plan. All distributions to Participants and their beneficiaries shall be made by the Trustee at the direction of the Committee solely from the assets of the Trust.

         Section 9.6 Merger or Consolidation. In no event shall this Plan be merged or consolidated into or with any other plan, nor shall any of its assets or liabilities be transferred to any other plan, unless each Participant would be entitled to receive a benefit if the plan in which he or she then participates terminated immediately following such merger, consolidation or transfer, which is equal to or greater than the benefit he or she would have been entitled to receive if the Plan had been terminated immediately prior to such merger, consolidation or transfer.


                                   ARTICLE X.

                              TOP-HEAVY PROVISIONS

         Section 10.1 Top-Heavy Definitions. Unless the context clearly indicates otherwise, when used in this Article:

                 (a) "Top-Heavy Plan" means this Plan if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Accounts of all Participants and former Participants under the Plan. The aggregate of the Accounts of any Participant or former Participant shall include any distributions (other than related rollovers or transfers from the Plan within the meaning of regulations under Section 416(g) of the
         Code) made from such individual's Accounts during the Plan Year or any of the four preceding Plan Years, but shall not include any unrelated rollovers or transfers (within the meaning of regulations under Section 416(g) of the Code) made to such individual's Accounts after December 31, 1983. The Accounts of any Participant or former Participant who (i) is not a Key Employee for the Plan Year in question but who was a Key Employee in a Prior Year, or (ii) has not completed an Hour of Service during the five-year period ending on the Determination Date, shall not be taken into account. The determination of whether the Plan is a Top-Heavy Plan shall be made after aggregating all other plans of an Employer and any Affiliated Company qualifying under Section 401(a) of the Code in which a Key Employee is a participant or which enables such a plan to meet the requirements of Section 401(a)(4) or 410 of the Code, and after aggregating any other plan of an Employer or Affiliated Company, which is not already aggregated, if such aggregation group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code and if such permissive aggregation thereby eliminates the top-heavy status of any plan within such permissive aggregation group. The determination of whether this Plan is a Top-Heavy Plan shall be made in accordance with Section 416(g) of the Code.

                 (b) "Determination Date" means, for purposes of determining whether the Plan is a Top-Heavy Plan for a particular Plan Year, the last day of the preceding Plan Year.

                 (c) "Key Employee" means any Employee or former Employee (including a beneficiary of such Employee or former Employee) who at any time during the Plan Year or any of the four preceding Plan Years is:

                          (1) an officer of the Employer who has Testing Compensation for any such Plan Year greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year;

                          (2) one of the 10 Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in excess of 0.5% in an Employer or Affiliated Company and having Testing Compensation for such Plan Year of more than the limitation in effect under Section 415(c)(1)(A) of the Code;

                          (3) a person owning (or considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of an Employer or stock possessing more than 5% of the total combined voting power of all stock of an Employer; or

                          (4) a person who has Testing Compensation for such Plan Year from an Employer of more than $150,000 and who would be described in paragraph (3) hereof if 1% were substituted for 5% in each place it appears in such paragraph.

         For the purposes of applying Section 318 of the Code to this subsection (c), subparagraph (C) of Section 318(a)(2) of the Code shall be applied by substituting 5% for 50%. The rules of subsections
         (b), (c) and (m) of Section 414 of the Code shall not apply for purposes of determining ownership in an Employer under this subsection
         (c).

                 (d) "Non-Key Employee" means any Employee or former Employee (including a beneficiary of such Employee or former Employee) who is not a Key Employee.

         Section 10.2 Minimum Contribution Requirement. Any provision of the Plan to the contrary notwithstanding, if the Plan is a Top-Heavy Plan for any Plan Year beginning after December 31, 1983, then the Employers shall contribute to the Employer Basic Matching Contribution Account of each Participant who is a Non-Key Employee in the employ of an Employer on the last day of the Plan Year, an amount which, when added to the total amount of Employer contributions and forfeitures otherwise allocable under the Plan to such Participant for such year, shall equal the lesser of (a) 3% of the Limitation Compensation received by such Participant while a Participant during such year or (b) the percentage of Limitation Compensation contributed by an Employer for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions under other defined contribution plans maintained by the Employer in which a Key Employee is a participant (as well as any other plan of an Employer which enables such a plan to meet the requirements of Section 401(a)(4) or 410 of the Code); provided, however, that no minimum contribution shall be made for a Participant under this Section for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year for the Participant in accordance with Section 416(c) of the Code. In the event the Plan is a Top-Heavy Plan within the meaning of Section 10.1(a), amounts contributed to the Participant Tax-Deferred Contribution Accounts of Key Employees shall be included in determining contributions made on behalf of Key Employees.

         IN WITNESS WHEREOF, this Plan has been executed at Houston, Texas, this 16th day of November, 1994, to be effective as of January 1, 1994.

                                            THE WESTERN COMPANY OF NORTH AMERICA




                                            By:________________________________
                                               Title: